UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL		35242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, affiliates of Medical Properties Trust, Inc. and its operating partnership, MPT Operating Partnership, L.P. (together with their subsidiaries, “we” or “us”), entered into definitive agreements in October 2014 to acquire a portfolio of rehabilitation and acute care hospitals located in the Federal Republic of Germany from Median Kliniken S.à r.l. (“Median”). The initial stage of the transaction was completed on December 15, 2014 when an affiliate of Waterland Private Equity Fund V C.V. (“Waterland”) acquired 94.9% of the outstanding equity interests in Median and we indirectly acquired the remaining 5.1% of the outstanding equity interests in Median. In connection with the closing and subsequently through the date of this Current Report, we provided interim acquisition and debt discharge loans to affiliates of Waterland and Median in cumulative aggregate amounts of approximately €665 million.

As previously announced, on April 29, 2015, we entered into a series of definitive sale-leaseback agreements with Median, pursuant to which we agreed to purchase the real estate assets of 31 hospitals owned by Median for an aggregate purchase price of approximately €647 million, and we expect to enter into substantially similar sale-leaseback agreements to acquire the real estate of additional facilities from Median, resulting in an aggregate purchase price for all acquired facilities of approximately €705 million. Closing of the sale-leaseback transactions, which began in the second quarter of 2015, is subject to customary real estate, regulatory and other closing conditions, including waiver of any statutory pre-emption rights by local municipalities and antitrust clearance. At each closing, the purchase price for each facility will be reduced and offset against the interim loans made to affiliates of Waterland and Median as described above and against the amount of any debt assumed or repaid by us in connection with the closing.

As of July 6, 2015, we have closed on 20 of the properties subject to the agreements for a cumulative purchase price to date of approximately €362 million. The purchase price for each of these properties was offset dollar-for-dollar against the outstanding interim loans as described above, and against the amount of any debt assumed or repaid by us in connection with closing. As a result, we were not required to fund any new cash amounts in connection with the closings of these acquisitions.

The table below sets forth pertinent details with respect to the facilities that we have acquired to date:

Property	Type of Property	Location	Number of Licensed Beds	Square Feet
Heiligendamm	Rehab	Heiligendamm	255	162,643
Wismar	Rehab	Wismar	203	139,242
Bad Sülze	Rehab	Bad Sülze	230	180,489
Kalbe	Rehab	Kalbe	220	178,865
Flechtingen I	Rehab	Flechtingen	195	131,976
Flechtingen II	Rehab	Flechtingen	225	180,489
Bad Tennstedt	Rehab	Bad Tennstedt	251	179,197
Bad Lobenstein	Rehab	Bad Lobenstein	228	168,815
Bad Lausick	Rehab	Bad Lausick	199	131,976
Reha-Zentrum Gyhum	Rehab	Gyhum	333	162,643
Braunfels	Acute	Braunfels	160	135,216
Schlangenbad	Rehab	Schlangenbad	115	227,538
Aukammtal	Rehab	Wiesbaden	236	177,464
Hohenfeld-Bad Camberg	Rehab	Bad Camberg	373	209,127
Klinik am Südpark	Rehab	Bad Nauheim	265	96,875
Kaiserberg Klinik	Rehab	Bad Nauheim	245	124,861
Kinzigtal Klinik	Rehab	Bad Soden-Salmünster	189	108,005
Gunzenbachhof	Rehab	Baden-Baden	68	66,736
Achertal Klinik	Rehab	Ottenhöfen im Schwarzwald	69	77,253
Franz-Alexander Klinik	Rehab	Nordrach	34	39,557

Total			4,093	2,878,967

Upon acquisition, each property became subject to a master lease between certain of our subsidiaries and Median, providing for the leaseback of the property to Median for an initial term of 27 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

	By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer
Date: July 10, 2015
MPT OPERATING PARTNERSHIP, L.P.

	By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: July 10, 2015